Exhibit 1.2
EXICURE, INC.
Shares of Common Stock
EQUITY DISTRIBUTION AGREEMENT

December 21, 2020

BMO Capital Markets Corp.
3 Times Square
New York, New York 10036

Ladies and Gentlemen:
Exicure, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement (this “Agreement”) with BMO Capital Markets Corp., a Delaware corporation (“BMOCM”), with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), through or to BMOCM, as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement.
The Company has or will file, with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (the “registration statement”), including a base prospectus, to register certain securities, including the Common Stock, to be issued from time to time by the Company, under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”). The Company has prepared a prospectus or prospectus supplement specifically relating to the offer and sale of the Shares pursuant to this Agreement included as part of such registration statement (the “ATM Prospectus”). The Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to BMOCM, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time. The Company may file one or more additional registration statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Shares. Except where the context otherwise requires, the term “Prospectus” means the base prospectus together with the ATM Prospectus (and any prospectus supplement prepared in accordance with the last sentence of Section 3(w) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations). “Permitted Free Writing Prospectus”

has the meaning set forth in Section 3(g). Any reference herein to the Registration Statement, the ATM Prospectus, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the ATM Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the ATM Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
The Company confirms its agreement with BMOCM as follows:
1.    Sale and Delivery of the Shares.
(a)    Agency Transactions. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and BMOCM agree that the Company may issue and sell through BMOCM, as sales agent for the Company, the Shares (an “Agency Transaction”) as follows:
(i)    The Company may, from time to time, propose to BMOCM the terms of an Agency Transaction by means of a telephone call (confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”)) from any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”), such proposal to include: the trading day(s) for the Nasdaq Stock Market (the “Exchange”) (which may not be a day on which the Exchange is scheduled to close prior to its regular weekday closing time) on which the Shares are to be sold (each, a “Trading Day”); the maximum number or dollar amount of Shares that the Company wishes to sell in the aggregate and on each Trading Day; and the minimum price at which the Company is willing to sell the Shares (the “Floor Price”).
(ii)    If such proposed terms for an Agency Transaction are acceptable to BMOCM, it shall promptly confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and emailing it to an Authorized Company Representative.
(iii)    Subject to the terms and conditions hereof, BMOCM shall use its commercially reasonable efforts to sell all of the Shares designated in, and subject to the terms of, such Agency Transaction Notice. BMOCM shall not sell any Share at a price lower than the Floor Price. The Company acknowledges and agrees with BMOCM that (x) there can be no assurance that BMOCM will be successful in selling all or any of such

Shares, (y) BMOCM shall incur no liability or obligation to the Company or any other person or entity if it does not sell any Shares for any reason and (z) BMOCM shall be under no obligation to purchase any Shares on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction (as defined below) pursuant to this Agreement and the relevant Terms Agreement (as defined below)).
(iv)    The Company, acting through an Authorized Company Representative, or BMOCM may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend an offering of the Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. While a suspension is in effect any obligation under Section 4(c), 4(d), 4(e) and 4(f) with respect to delivery of certificates, opinions, or comfort letters to BMOCM, shall be waived.
(v)    If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Shares shall be sold on more than one Trading Day, then the Company and BMOCM shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.
(vi)    BMOCM, as sales agent in an Agency Transaction, shall not make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (x) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectus in accordance with Rule 153 of the Rules and Regulations and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Rules and Regulations and (y) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and BMOCM in writing.
(vii)    The compensation to BMOCM for sales of the Shares in an Agency Transaction with respect to which BMOCM acts as sales agent hereunder shall be as set forth on Schedule 4 hereto. BMOCM shall provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the Exchange on each Trading Day on which Shares are sold in an Agency Transaction under this Agreement, setting forth (i) the number of Shares sold on such Trading Day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Company to BMOCM with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).
(viii)    Settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Agency Settlement Date”). On each Agency Settlement Date, the Shares sold through BMOCM in Agency Transactions for settlement on such date shall be issued and delivered by the Company to BMOCM against payment by BMOCM to the

Company of the Net Offering Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to BMOCM’s or its designee’s account (provided that BMOCM shall have given the Company written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Agency Settlement Date through no fault of BMOCM, the Company shall (i) hold BMOCM harmless against any loss, claim, damage, or expense (including, without limitation, reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay BMOCM (without duplication) any commission, discount or other compensation to which it would otherwise be entitled absent such default.
(b)    Principal Transactions. If the Company wishes to issue and sell the Shares other than as set forth in subsection (a) of this Section 1 (each, a “Principal Transaction”), the Company will notify BMOCM of the proposed terms of such Principal Transaction. If BMOCM, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, BMOCM and the Company will enter into an agreement in substantially the form of Exhibit B hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Shares to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”). The terms set forth in a Terms Agreement shall not be binding on the Company or BMOCM unless and until each of the Company and BMOCM has executed such Terms Agreement accepting all of such terms. The commitment of BMOCM to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.
(c)    Maximum Number of Shares. Under no circumstances shall the Company propose to BMOCM, or BMOCM effect, a sale of Shares in an Agency Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the number of Shares sold to exceed the number of shares of Common Stock available for offer and sale under the then effective Registration Statement or (ii) cause the number of Shares sold pursuant to this Agreement to exceed the number of Shares authorized from time to time to be issued and sold pursuant to this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to BMOCM in writing.

(d)    Regulation M. If either party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party.
(e)    Black-out Periods. Notwithstanding any other provision of this Agreement, no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and BMOCM shall not be obligated to sell or offer to sell any Shares, during any period in which the Company is in possession of material non-public information with respect to the Company.
(f)    Continuing Accuracy of Representations and Warranties. Any obligation of BMOCM to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.
2.    Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, BMOCM as follows:
(a)    Effectiveness of Registration. The Registration Statement has been declared effective by the Commission under the Act. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission. At the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Act.
(b)    Accuracy of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to BMOCM pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale (as defined below), (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Shares (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The ATM Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the ATM Prospectus included therein) delivered to BMOCM for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system or any successor system thereto, except to the extent permitted by Regulation S-T. The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to BMOCM furnished in writing to the Company by BMOCM specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which constitutes the information set forth in Schedule 2 hereto. “Time of Sale” means, (i) with respect to an Agency Transaction, the time of BMOCM’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to a Principal Transaction, the time of sale of such Shares to BMOCM.
(c)    Documents Incorporated by Reference. The Incorporated Documents, at the time they were or hereafter are filed with the Commission, conformed and will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective, as of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)    Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).
(e)    Free Writing Prospectuses. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations. Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies BMOCM, did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. Except for the Permitted Free Writing Prospectuses, if any, the Company has not prepared, used or referred to, and will not, prepare, use or refer to, any free writing prospectus.
(f)    Due Incorporation; Subsidiaries. (i) Each of the Company and its subsidiary listed in Schedule 5 hereto (the “Subsidiary”) has been duly organized, validly exists as a corporation, partnership or limited liability company (as the case may be) in good standing under the laws of its jurisdiction of organization and has corporate, partnership or limited liability company power and authority (as the case may be) to own or lease its property and conduct its business as described in the Registration Statement and the Prospectus. Each of the Company and the Subsidiary is qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company (as the case may be) in each jurisdiction in which the character of its properties (owned or leased) or the nature or conduct of its business make such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiary, taken as a whole; or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or the Registration Statement, the Prospectus and any Free Writing Prospectus (a “Material Adverse Effect”). The Subsidiary is the only “subsidiary” of the Company (within the meaning of Rule 405 under the Act).
(g)    Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly authorized and validly issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that entitles any person to acquire from the Company or the Subsidiary any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security of the Company (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. All of the issued shares of capital stock of or other ownership interests in the Subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”). The outstanding shares of Common Stock and any other outstanding capital stock of the Company have been, and the Shares will be when issued in accordance with this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction), duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of or subject to any preemptive or similar right, except for any such right as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. The Shares conform to the descriptions thereof included or incorporated by reference in the Registration Statement and the Prospectus in all material respects. Except as disclosed in the Registration Statement and the Prospectus, or awards granted under employee benefit plans or equity incentive plans, the Company has no outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.
(h)    Financial Statements. (i) The financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly in all material respects the consolidated financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and the Subsidiary; said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise disclosed in the financial statement footnotes; and the supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. No other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus by the Act, the Exchange Act or the Rules and Regulations. The other financial and statistical information included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and the books and records of the respective entities presented therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(i)    Independent Accountant. KPMG LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement or the Prospectus, is (i) an independent registered public accounting firm as required by the Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(i)    Accounting System. The Company and the Subsidiary maintain a system of internal accounting and other controls that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(j)    No Material Adverse Changes. Neither the Company nor the Subsidiary shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any material loss or interference with its business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, other than as set forth in the Registration Statement and the Prospectus (exclusive of any supplement thereto); and (ii) subsequent to the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto subsequent to the date hereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term or short-term debt of the Company or the Subsidiary or any change or any development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, general affairs, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiary, individually or taken as a whole, the effect of which, in any such case described above, is, in the judgment of BMOCM, so material and adverse as to make it impracticable or inadvisable to proceed with issuance and sale of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus (exclusive of any such supplement). Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus, except as disclosed therein, (i) the Company has not declared or paid any dividends, or made any other distribution of any kind, on or in respect of its capital stock, (ii) there has not been any material change in the capital stock or long-term or short-term debt of the Company or its Subsidiary, (iii) there have been no transactions entered into by the Company or the Subsidiary, other than in the ordinary course of business, which are material with respect to the Company and the Subsidiary, taken as a whole, (iv) neither the Company nor the Subsidiary has sustained any material loss or interference with its business or properties from fire, explosion, flood, earthquake, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (v) there has not been any material adverse change in or affecting the business, management, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiary, taken as a whole (a “Material Adverse Change”). Since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement or the Prospectus, neither the Company nor the Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiary, taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.
(k)    Investment Company. The Company is not, and after giving effect to the offering and sale of the Shares and the use of the proceeds therefrom as described in the Registration Statement and the Prospectus, will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.
(l)    Litigation. Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened against, the Company or its Subsidiary, before or by any federal or state court, commission, regulatory body (including, without limitation, the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Exchange), administrative agency or other governmental body, in each case whether domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect on the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or the Subsidiary could not reasonably be expected to have a Material Adverse Effect.
(m)    Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts. Each of the Company and the Subsidiary has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and each such Consent is valid and in full force and effect, except in each case as could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary has received notice of any investigation or proceedings which, if decided adversely to the Company or the Subsidiary, could reasonably be expected to result in the revocation of, or imposition of a materially burdensome restriction on, any such Consent. Neither the Company nor the Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company or the Subsidiary pursuant to, any indenture, mortgage, deed of trust, note, lease, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, writ, decree or order of any court or judicial, regulatory or other legal or governmental agency or body, foreign or domestic, having jurisdiction over the Company or the Subsidiary except (in the case clauses (ii) and (iii) above) for violations or defaults that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.
(n)    No Consent of Governmental Body Needed. No Consent is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement by the Company, the issue and sale of the Shares and the consummation by the Company of the transactions contemplated hereby and by the Registration Statement and the Prospectus, except the registration under the Act of the Shares, such Consents as may be required by the Exchange in regards to the listing of the Shares and under applicable state securities or blue sky laws or the by-laws and rules of FINRA in connection with the purchase and distribution by BMOCM of the Common Stock to be sold by the Company hereby or thereby, and for the filing of a Prospectus Supplement and any Permitted Free Writing Prospectus, and such other Consents as have been obtained.
(o)    Agreement Duly Authorized and No Breach of Obligations or Charter. The Company has full corporate power and authority to enter into this Agreement and each Terms Agreement. This Agreement has been, and any Terms Agreement will have been, duly authorized, executed and delivered by the Company and this Agreement constitutes, and any Terms Agreement will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof or thereof, as the case may be, except as the enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or general equitable principles. The issue and sale of the Shares (including the use of proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus under “Use of Proceeds”), the compliance by the Company with this Agreement and any Terms Agreements and the performance of this Agreement and any Terms Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or the Subsidiary pursuant to, any indenture, mortgage, deed of trust, note, lease, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary or their respective properties, operations or assets may be bound, (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents (as the case may be) of the Company or the Subsidiary, or (iii) violate or conflict with any statute, law, rule, regulation, ordinance, directive, judgment, writ, decree or order of any court or judicial, regulatory, administrative or other legal or governmental agency or body (including, without limitation, the U.S. Food and Drug Administration (the “FDA”), domestic or foreign, having jurisdiction over the Company or the Subsidiary, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.
(p)    Title to Real and Personal Property. Each of the Company and the Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement and the Prospectus or incorporated by reference therein. The Company and the Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens except such as are described in the Registration Statement and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and the Subsidiary; and any real property and buildings held under lease or sublease by the Company and the Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiary. Neither the Company nor the Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or the Subsidiary.
(q)    Documents Described in Registration Statement. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required. Except, in each case, where the failure to do so or where such default would not reasonably be expected to have a Material Adverse Effect, all such documents and contracts described or incorporated by reference in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement were duly authorized, executed and delivered by the Company or the Subsidiary, constitute valid and binding agreements of the Company or the Subsidiary and are enforceable against the Company or the Subsidiary in accordance with the terms thereof.
(r)    No Untrue Statement; Statistical and Market Data. The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(s)    No Price Stabilization or Manipulation. Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Act) has taken, directly or indirectly, any action intended to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(t)    No Registration Rights. No holder of any Relevant Security has any rights to require registration under the Act of any Relevant Security in connection with the offer and sale of the Shares contemplated hereby, except for any such rights that have been fully complied with by the Company or effectively waived by the holders thereof, have expired or have been fulfilled by registration prior to the date of this Agreement.
(u)    Stock Exchange Listing. The Common Stock is listed on the Exchange, and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Exchange.
(v)    Labor Matters. No labor disturbance by the employees of the Company or the Subsidiary exists or, to the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or the Subsidiary’s principal suppliers, manufacturers’, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.
(w)    Taxes. Except as would not reasonably be expected to result in a Material Adverse Effect, each of the Company and the Subsidiary has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it or have been granted extensions thereof and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or the Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). Except as would not reasonably be expected to result in a Material Adverse Effect, no deficiency assessment with respect to a proposed adjustment of the Company’s or the Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiary in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since December 31, 2019, except as would not reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiary have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax Lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or the Subsidiary, other than any such tax Lien arising automatically under applicable law with respect to taxes not yet due and payable or being contested in good faith.
(x)    Insurance. The Company and the Subsidiary maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no material claims by the Company or the Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that could not have a Material Adverse Effect.
(y)    Defined Benefit Plans. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)), would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(z)    Title to Intellectual Property. Each of the Company or the Subsidiary: (i) owns or possesses valid and adequate rights to use any and all patents and patent applications; trademarks, service marks, domain names, social media accounts and identifiers, trade names, brand names, trademark registrations, service mark registrations, and all goodwill arising from the foregoing; rights of publicity; copyrights, works of authorship, software, data, databases, systems, and technology; licenses, formulae, customer lists, know-how, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures; and all other intellectual, industrial, or proprietary property or rights (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as presently conducted and as described as proposed to be conducted in the Registration Statement and the Prospectus (collectively, the “Company Intellectual Property”), and none of the foregoing will be adversely affected by the consummation of the transactions contemplated by this Agreement; and (ii) except as described in the Registration Statement and the Prospectus, exclusively own free and clear of all Liens all right, title, and interest in and to all Intellectual Property described in the Prospectus as being owned by them or that is otherwise purported to be owned by them (collectively, the “Owned Intellectual Property”). To the Company’s knowledge, all material registrations and applications for Owned Intellectual Property are subsisting, unexpired and have not been abandoned in any applicable jurisdiction, except for registrations and applications that the Company has decided to abandon or otherwise let lapse in its business judgment. The Company and the Subsidiary have not received any notice of any claim of infringement, misappropriation or violation of the Intellectual Property rights of others that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and Subsidiary have taken reasonable measures consistent with industry standards to protect the confidentiality of their material trade secrets and confidential or proprietary information (including the source code for all material proprietary software). No such material trade secrets or information (including source code) has ever been disclosed or released to any third party (except pursuant to reasonable confidentiality obligations) and, to the Company’s knowledge, no event has occurred, and no circumstances or conditions exist (including the execution of this Agreement or the consummation of the transactions contemplated hereby) that (with or without notice or lapse of time, or both) will, or could reasonably be expected to, result in the disclosure or release thereof to a third party. To the Company’s knowledge, all such trade secrets and information (including source code) which has not been patented is and has been kept confidential. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Subsidiary has granted, licensed or assigned to any other person or entity any right to manufacture, have manufactured, assemble, offer to sell, or sell the current products and services of the Company and its Subsidiary or those products and services described in the Registration Statement and the Prospectus. There is and has been no infringement, misappropriation, or other violation (i) by the Company or the Subsidiary (including by the operation of its respective business or its products or services) of any Intellectual Property rights of any third party or (ii) by third parties of any Owned Intellectual Property, except, in each case, as would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim either (x) challenging (A) the Company’s or the Subsidiary’s rights in or to any Company Intellectual Property or (B) the validity, enforceability, scope, ownership, or use of any Owned Intellectual Property, or (y) alleging any infringement, misappropriation, or other violation by the Company or the Subsidiary of any patent, trademark, copyright, trade secret or other Intellectual Property right of any third party, in the case of (y), that would result in a Material Adverse Effect. None of the Company’s or the Subsidiary’s material proprietary software contains, incorporates, includes or is linked to, derived from, embedded with or distributed with any “copyleft” or similar software in any manner that would require that any source code for such material proprietary software to be disclosed, licensed, or distributed to others.
(aa)    Environmental Matters. There has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or the Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or the Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There has been no disposal, discharge, emission, contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or the Subsidiary, except in each case which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No property of the Company or the Subsidiary is subject to any Lien under any Environmental Law. Neither the Company nor the Subsidiary is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law.
(bb)    Compliance with Regulators. The Company and the Subsidiary (i) are in compliance with all statutes, rules and regulations applicable to the testing,

development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company or the Subsidiary (“Applicable Laws”) except where such noncompliance could not reasonably be expected to have a Material Adverse Effect, (ii) have not received any Form 483 from the FDA, notice of adverse finding, warning letter, or other written correspondence or notice from the FDA, the European Medicines Agency (the “EMA”), the U.K. Medicines and Healthcare Products Regulatory Agency (the “MHRA”), the German Federal Institute for Drugs and Medical Devices (the “BfArM”), or any other federal, state, local or foreign governmental or regulatory authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), that could, individually or in the aggregate, result in a Material Adverse Effect; (iii) possess all Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor the Subsidiary is in violation of any term of any such Authorizations except where such nonpossession, failure or noncompliance could not reasonably be expected to have a Material Adverse Effect; (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from the FDA, the EMA, the MHRA, the BfArM, or any other federal, state, local or foreign governmental or regulatory authority or third party alleging that any Company product, operation or activity is in violation of any Applicable Laws or Authorizations which noncompliance could reasonably be expected to have a Material Adverse Effect and has no knowledge that the FDA, the EMA, the MHRA, the BfArM, or any other federal, state, local or foreign governmental or regulatory authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding against the Company; (v) have not received written notice that the FDA, EMA, the MHRA, the BfArM, or any other federal, state, local or foreign governmental or regulatory authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations that could reasonably be expected to have a Material Adverse Effect and has no knowledge that the FDA, EMA, the MHRA, the BfArM, or any other federal, state, local or foreign governmental or regulatory authority is considering such action; and (vi) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations, except whether the failure to file, obtain, maintain or submit such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments could not result in a Material Adverse Effect, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission) except such incompletions and incorrections as could not reasonably be expected to result in a Material Adverse Effect.
(cc)    Compliance with Health Care Laws. The Company’s and the Subsidiary’s business practices have been structured in a manner reasonably designed to comply with the state, federal and foreign Health Care Laws applicable to the Company’s and the Subsidiary’s respective businesses, and the Company and the Subsidiary are in compliance with such applicable Health Care Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiary have not engaged in activities which to their knowledge are cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program. For purposes of this Agreement, “Health Care Laws” means the: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. civil False Claims Act (31 U.S.C. Section 3729 et seq.), the federal criminal false claims law (42 U.S.C. § 1320a-7b(a)), the federal civil monetary penalties law (42 U.S.C. § 1320a-7a), the Stark Law (42 U.S.C. §1395nn), 18 U.S.C. Sections 286 and 287, the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. §1320a-7), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the statutes and regulations of applicable government healthcare programs, Medicare, Title XVIII of the Social Security Act, and Medicaid, Title XIX of the Social Security Act, and the regulations promulgated pursuant to such statutes; and (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the European Union General Data Protection Regulation (EU 2016 679), and the regulations promulgated pursuant to such laws and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers. Neither the Company nor the Subsidiary has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other material action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product, operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and the Subsidiary have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor the Subsidiary is a party to any corporate integrity agreements, monitoring agreements, consent decrees, plans of correction, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, the Subsidiary nor any of their respective employees, officers or directors or agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion. The Company has established and administers a compliance program applicable to the Company, to assist the Company and the directors, officers, employees and agents of the Company in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA, the EMA, the MHRA, the BfArM, and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA or EMA); except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.
(dd)    Clinical Trials. All animal and other preclinical studies and clinical trials currently being conducted by the Company or on behalf of the Company are, to the Company’s knowledge, being conducted in all material respects in compliance with all Applicable Laws and in accordance with experimental protocols, procedures and controls generally used by qualified experts in the preclinical study and clinical trials of new drugs and biologics as applied to comparable products to those being developed by the Company, and, except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any other clinical trials or preclinical studies, the results of which reasonably call into question the clinical trial or preclinical study results described or referred to in the Registration Statement and the Prospectus when viewed in the context in which such results are described, except such results as could not reasonably be expected to result in a Material Adverse Effect; and the Company has not received any written notices or correspondence from the FDA, the EMA, the MHRA, the BfArM, or any other domestic or foreign governmental agency requiring the termination or suspension of any preclinical studies or clinical trials conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus.
(ee)    Controls and Procedures.
(i)    Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and the Subsidiary is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
(ii)    Internal Control Over Financial Reporting and Internal Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.
(iii)    No Material Weakness in Internal Controls. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(iv)    No Deficiencies. The Company is not aware of (A) any significant deficiency in the design or operation of its internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls, except as disclosed in the Registration Statement and the Prospectus; or (B) any fraud, that involves management or other employees who have a significant role in the Company’s internal controls, except in the case of (A) that would reasonably be expected to have a Material Adverse Effect.
(ff)    Off-Balance Sheet Transactions. Except as described in the Registration Statement and the Prospectus, there are no material off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 810), arrangements, obligations (including, without limitation, contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.
(gg)    Audit Committee. The Company’s board of directors (the “Board of Directors”) has validly appointed an audit committee whose composition satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act, and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Section 10A of, and Rule 10A-3 under, the Exchange Act. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (i) any significant deficiency in the design or operation of the Company’s internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.
(hh)    Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or executive officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-

Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
(ii)    Related Party Transactions. To the Company’s knowledge, no relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement or the Prospectus that is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through any affiliate of the Company, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.
(jj)    Accurate Disclosure. The statements included in the Registration Statement and the Prospectus under the captions “Description of Capital Stock,” and “Plan of Distribution” and the statements in the Registration Statement under Item 15 thereof, insofar as such statements purport to constitute a summary of the terms of the Common Stock and to describe the provisions of the laws and documents referred to therein, respectively, are accurate in all material respects.
(kk)    No Unlawful Contributions or Payments. None of the Company, the Subsidiary, any director or officer of the Company nor, to the Company’s knowledge, any agent, employee, affiliate or other person acting on behalf of the Company or the Subsidiary, has authorized the giving of, offer or promise to give or (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic governmental official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee; (iii) violated or is in violation of any provision of the FCPA, UK Bribery Act, any applicable non-U.S. anti-bribery statute or regulation or any locally applicable corruption laws; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) received notice of any investigation, proceeding or inquiry by any governmental agency, authority or body regarding any of the matters in clauses (i)-(iv) above; and the Company and the Subsidiary and, to the Company’s knowledge, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(ll)    Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), and those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions in which the Company and its Subsidiary conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
(mm)    No Conflicts with Sanctions Laws. None of the Company, the Subsidiary, any director or officer of the Company, nor, to the knowledge of the Company, any agent, employee, or representative of the Company or the Subsidiary is or, in the past five years, has been (A) engaged in any services (including financial services), transfers of goods, software, or technology, or any other business activity related to (i) Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine claimed by Russia (“Sanctioned Countries”), (ii) the government of any Sanctioned Country, (iii) any person, entity or organization located in, resident in, formed under the laws of, or owned or controlled by the government of, any Sanctioned Country, or (iv) any person, entity or organization made subject or target of any sanctions administered or enforced by the United States Government (including the US Department of Treasury, Office of Foreign Assets Control and the US Department of State), including, without limitation, the list of Specially Designated Nationals (“SDN List”) of the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or by the United Nations Security Council, the European Union, Her Majesty’s Treasury-UK, or other relevant sanctions authority (collectively, “Sanctions”) and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC; (B) engaged in any transfers of goods, technologies or services (including financial services) that may assist the governments of Sanctioned Countries or facilitate money laundering or other activities proscribed by United States laws, rules or regulations; (C) is a person, entity or organization currently the subject of any Sanctions; or (D) located, organized or resident in any Sanctioned Country.
(nn)    Brokers and Finders. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would reasonably be expected to give rise to a valid claim against the Company or BMOCM for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement .
(oo)    Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed with a reasonable basis and has been disclosed in good faith.
(pp)    Cybersecurity. The Company’s and the Subsidiary’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiary as currently conducted, and, to the Company’s knowledge, are free from any material defects, viruses, worms, Trojan horses or similar flaws or harmful programs. There has been no security breach or attack or other compromise of or relating to any of the Company’s and the Subsidiary’s IT Systems, including any such activity that would result in any unauthorized use, access, misappropriation or modification of Personal Data as defined below. The Company and the Subsidiary have been and are presently in compliance with all applicable laws, statutes, and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal or external policies and contractual obligations relating to the privacy and security of IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. Neither the Company nor the Subsidiary has been notified in writing, or have been required by applicable law or by any court or any other federal, state, local or foreign governmental or regulatory authority having jurisdiction over the Company, the Subsidiary or any of their properties or assets to notify in writing, any person of any Personal Data or security-related incident. Neither the Company nor the Subsidiary has received any written notice of any claims, investigations, or alleged violations of Law with respect to Personal Data. To the Company’s knowledge, no person has commenced any proceedings relating to the Company’s or the Subsidiary’s information privacy or data security practices. The Company and the Subsidiary have implemented, and required of their third party vendors, adequate policies and commercially reasonable security controls regarding the collection, use, disclosure, retention, confidentiality, integrity, and availability of personal and business sensitive information in their possession, custody, or control, or held or processed on their behalf, and regarding the integrity and availability of the information technology the Company and the Subsidiary own, operate, or outsource.

Any certificate signed by any officer of the Company and delivered to BMOCM or to counsel for BMOCM shall be deemed a representation and warranty by the Company, as the case may be, to BMOCM as to the matters covered thereby.
3.    Agreements of the Company. The Company covenants and agrees with BMOCM as follows:
(a)    Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus. The Company shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (including, without limitation, by filing any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus), unless a copy of such amendment or supplement thereto (or such document) shall first have been submitted to BMOCM within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and BMOCM shall not have objected thereto, provided, that, the Company has no obligation to provide BMOCM any advance copy of such filing or to provide BMOCM an opportunity to object to such filing if the filing does not name BMOCM and does not relate to the transactions herein, and the only remedy that BMOCM shall have with respect to the failure by the Company to provide BMOCM with such copy or the filing of such amendment or supplement despite BMOCM’s objection shall be to cease making sales under this Agreement or any Terms Agreement.
(b)    Material Misstatements or Omissions and Other Compliance with Applicable Law. If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the reasonable opinion of BMOCM it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to file any document in order to comply with the Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, the Company shall as promptly as practicable (i) notify BMOCM of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare (subject to subsections (a) and (g) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act, (y) file with the

Commission such amendment, supplement or document in order to comply with the Act or the Exchange Act (and use its best efforts to have such amendment or supplement to be declared effective as soon as possible) and (z) furnish at its own expense to BMOCM as many copies as BMOCM may reasonably request of such amendment, supplement or document; provided, that, the Company may delay the filing of any amendment or supplement if, in the judgment of the Company, it is in the best interest of the Company, during which time of delay, BMOCM shall be under no obligation to make any sales of Shares hereunder.
(c)    Notifications to BMOCM. The Company shall notify BMOCM promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any amendment or supplement to the Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in the light of the circumstances in which they were made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or any preliminary prospectus. If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the Company shall use its best efforts to obtain the withdrawal of such order at the earliest possible moment. The Company shall use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify BMOCM promptly of all such filings.
(d)    Executed Registration Statements. The Company shall furnish to BMOCM, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act that is deemed to be incorporated by reference into the Prospectus if reasonably requested by BMOCM).
(e)    Undertakings. The Company shall comply in all material respects with all the provisions of any undertakings contained or required to be contained in the Registration Statement.

(f)    Prospectus. Promptly after the effective date of the Registration Statement, and thereafter from time to time, the Company shall furnish to BMOCM, without charge, as many copies of the Prospectus and any amendment or supplement thereto as BMOCM may reasonably request (to the extent not previously delivered or filed on the Commission’s EDGAR system or any successor system thereto) via electronic mail in “.pdf” format and, at BMOCM’s request, to furnish copies of the Prospectus to the Exchange and each other exchange or market on which sales of the Shares were or are expected to be effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market. The Company consents to the use of the Prospectus and any amendment or supplement thereto by BMOCM during the Prospectus Delivery Period. If BMOCM is required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of BMOCM, and at the Company’s own expense, the Company shall prepare and deliver to BMOCM as many copies as BMOCM may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.
(g)    Permitted Free Writing Prospectuses. The Company represents and agrees that it has not made and, unless it obtains the prior written consent of BMOCM, shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of BMOCM hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto. Any such free writing prospectus consented to by BMOCM is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping. The Company agrees not to take any action that would result in BMOCM or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of BMOCM that BMOCM otherwise would not have been required to file thereunder.
(h)    Compliance with Blue Sky Laws. The Company shall cooperate with BMOCM and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Shares for the offering and sale under the securities or Blue Sky laws of such jurisdictions as BMOCM may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Shares).
(i)    Reimbursement of Certain Expenses. Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by BMOCM, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Shares within the time required by Rule 456 of the Rules and Regulations), (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by BMOCM, (v) the listing of the Shares on the Exchange, (vi) any filings required to be made by BMOCM with FINRA, and the fees, disbursements and other charges of counsel for BMOCM in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (h) of this Section 3, including the fees, disbursements and other charges of counsel to BMOCM in connection therewith, and, if requested by BMOCM, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, (viii) counsel to the Company, (ix) The Depository Trust Company and any other depositary, transfer agent or registrar for the Shares, (x) the Accountants, (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company, (xi) all out-of-pocket fees, disbursements and other charges of BMOCM incurred in connection with the offering, including, without limitation, the fees and disbursements of counsel to BMOCM up to $85,000, including any expenses set forth in clause (vi) above and (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering.
(j)    No Stabilization or Manipulation. The Company shall not at any time, directly or indirectly (including, without limitation, through the Subsidiary), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(k)    Use of Proceeds. The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” and, except as disclosed in the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to BMOCM or any affiliate of BMOCM.
(l)    Clear Market. During the pendency of any Agency Transaction Notice given hereunder, the Company shall not offer to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any shares of the Common Stock, in each case without giving BMOCM at least three business days’ prior written notice specifying the nature and date of such proposed transaction. Notwithstanding the foregoing, the Company may (i) register the offering and sale of the Shares through BMOCM pursuant to this Agreement, (ii) issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) issue shares of Common Stock or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (iv) issue shares of Common Stock pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, or (v) issue or sell Common Stock or securities convertible into or exchangeable for Common Stock as consideration for mergers, acquisitions, other business combinations, joint ventures or strategic alliances occurring after the date of this Agreement which are not used for capital raising purposes, provided that the aggregate number of Common Stock issued, or issuable pursuant to the conversion or exchange of securities convertible into or exchangeable for Common Stock, under this subsection (v) does not exceed 5% of the aggregate number of Common Stock outstanding immediately prior to giving effect to such issuance or sale. If notice of a proposed transaction is provided by the Company pursuant to this subsection (l), BMOCM may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by BMOCM.
(m)    Stock Exchange Listing. Prior to the date of the first Agency Transaction Notice, the Company will use its reasonable best efforts to cause a listing of additional shares notification to be filed with the Exchange with respect to the Shares.
(n)    Additional Notices. The Company shall notify BMOCM immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to BMOCM pursuant to Section 4 below.

(o)    Representation Date Certificates. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless it contains amended financial information, other than an earnings release), and (iii) Shares are delivered to BMOCM pursuant to a Terms Agreement (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii) and (iii) above, a “Representation Date”), the Company shall furnish or cause to be furnished to BMOCM forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to BMOCM, to the effect that the statements contained in the certificate(s) referred to in Section 4(c) are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.
(p)    Company Counsel Legal Opinions. On each Representation Date, the Company shall cause to be furnished to BMOCM, dated as of such date and addressed to BMOCM, as described in Section 4(d) hereto, in form and substance satisfactory to BMOCM and its counsel, (i) the legal opinion and negative assurance letter of Cooley LLP, outside counsel for the Company, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion and (ii) the written opinion of Wolf, Greenfield & Sacks, P.C., intellectual property counsel for the Company, provided that such opinion shall only be provided once per calendar year, in connection with the filing of the Company’s annual report on Form 10-K. In lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish BMOCM with a letter (a “Reliance Letter”) to the effect that BMOCM may rely on a prior opinion delivered under this Section 3(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).
(q)    Comfort Letters. On each Representation Date, the Company shall cause the Accountants to deliver to BMOCM the customary comfort letter(s) described in Section 4(f).
(r)    Due Diligence. The Company shall reasonably cooperate with any reasonable due diligence review requested by BMOCM or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) prior to the open of trading on each intended Purchase

Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of the Accountants for an update on diligence matters with representatives of BMOCM and its counsel and (ii) at each Representation Date or otherwise as BMOCM may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of the Accountants for one or more due diligence sessions with representatives of BMOCM and its counsel.
(s)    Reservation of the Shares. The Company shall reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.
(t)    BMOCM Trading. The Company hereby acknowledges that BMOCM may trade in the Common Stock for BMOCM’s own account and for the account of its clients at the same time as sales of the Shares pursuant to this Agreement.
(u)    Deemed Representations and Warranties. The Company hereby agrees that each acceptance by it of an offer to purchase Shares hereunder shall be deemed to be (i) an affirmation to BMOCM that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).
(v)    Board Authorization. Prior to delivering notice of the proposed terms of an Agency Transaction or a Principal Transaction pursuant to Section 1 (or at such time as otherwise agreed between the Company and BMOCM), the Company shall have (i) obtained from its board of directors or a duly authorized subcommittee thereof all necessary corporate authority for the sale of the Shares pursuant to the relevant Agency Transaction or Principal Transaction, as the case may be, and (ii) provided to BMOCM a copy of the relevant board resolutions or other authority.
(w)    Exchange Act Reports. The Company shall, subject to subsection (a) of this Section 3, (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Prospectus Delivery Period and (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Shares sold through or to BMOCM under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to BMOCM with respect to such sales. In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).
4.    Conditions of the Obligations of BMOCM. The obligations of BMOCM hereunder are subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date and as of each Time of Sale and Settlement Date, (ii) the performance of the Company of its obligations hereunder and (iii) the following additional conditions:
(a)    No Stop Orders, Requests for Information and No Amendments. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the best knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to BMOCM and BMOCM did not object thereto, provided, that, the Company has no obligation to provide BMOCM any advance copy of such filing or to provide BMOCM an opportunity to object to such filing if the filing does not name BMOCM and does not relate to the transactions herein.
(b)    No Material Adverse Changes. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Change.
(c)    Officers’ Certificates. BMOCM shall have received, on each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the Company, in form and substance satisfactory to BMOCM, to the effect set forth in clauses (a) and (b) above and to the effect that:
(i)    each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;
(ii)    as of such date and as of each Time of Sale subsequent to the immediately preceding Representation Date, if any, neither the Registration Statement, the Prospectus nor any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii)    each of the representations and warranties of the Company contained in this Agreement are, as of such date and each Time of Sale subsequent to the immediately preceding Representation Date, if any, true and correct; and
(iv)    each of the covenants and agreements required herein to be performed by the Company on or prior to such date has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to such date has been duly, timely and fully complied with.
(d)    Opinions of Counsel to the Company. BMOCM shall have received, on each Representation Date, in form and substance satisfactory to BMOCM and its counsel, (i) a legal opinion and negative assurance letter of Cooley LLP, outside counsel for the Company, dated such date and addressed to BMOCM and (ii) an opinion of Wolf, Greenfield & Sacks, P.C., intellectual property counsel for the Company, provided that such opinion shall only be provided once per calendar year, in connection with the filing of the Company’s annual report on Form 10-K.
(e)    Opinion of Counsel to BMOCM. BMOCM shall have received, on each Representation Date, an opinion of Mayer Brown LLP, outside counsel for BMOCM, dated such date and addressed to BMOCM, in form and substance reasonably satisfactory to BMOCM.
(f)    Accountants’ Comfort Letter. BMOCM shall have received, on each Representation Date, customary letters dated such date and addressed to BMOCM, in form and substance reasonably satisfactory to BMOCM.
(g)    Due Diligence. The Company shall have complied with all of its due diligence obligations required pursuant to Section 3(r).
(h)    Compliance with Blue Sky Laws. The Shares shall be qualified for sale in such states and jurisdictions as BMOCM may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.
(i)    Stock Exchange Listing. The Company shall have filed with the Exchange a listing of additional shares notification with respect to the Shares at, or prior to, the issuance of any Agency Transaction Notice and the Exchange shall have reviewed such notification and not provided any objections thereto.
(j)    Additional Certificates. The Company shall have furnished to BMOCM such certificate or certificates, in addition to those specifically mentioned herein, as BMOCM may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of BMOCM.
5.    Indemnification.
(a)    Indemnification of BMOCM. The Company shall indemnify and hold harmless BMOCM, the directors, officers, employees, counsel and agents of BMOCM and each person, if any, who controls BMOCM within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, without limitation, any reasonable and documented investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by BMOCM and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to BMOCM furnished in writing to the Company by BMOCM expressly for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)    Indemnification of the Company. BMOCM shall indemnify and hold harmless the Company, its agents, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to BMOCM, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to BMOCM furnished in writing to the Company by BMOCM expressly for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus. This indemnity will be in addition to any liability that BMOCM might otherwise have.
(c)    Indemnification Procedures. Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(d)    Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or BMOCM, the Company and BMOCM shall contribute to the total losses, claims, liabilities, expenses and damages (including, without limitation, any reasonable and documented investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than BMOCM, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and BMOCM may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and BMOCM on the other hand. The relative benefits received by the Company on the one hand and BMOCM on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the sum of (i) the total compensation to BMOCM pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by BMOCM as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal

Transactions pursuant to Terms Agreements). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and BMOCM, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or BMOCM, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), BMOCM shall not be required to contribute any amount in excess of the sum of (i) the total compensation to BMOCM pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by BMOCM as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).
(e)    Survival. The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of BMOCM and each person, if any, who controls BMOCM or any such affiliate within the meaning of the Act; and the obligations of BMOCM under this Section 5 shall be in addition to any liability which it may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of BMOCM, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.
6.    Termination.
(a)    The Company may terminate this Agreement in its sole discretion at any time upon giving prior written notice to BMOCM. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of BMOCM, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(i)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of BMOCM prior to the settlement of such sales under a Terms Agreement.
(b)    BMOCM may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of BMOCM, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(i)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination. In the case of any purchase by BMOCM pursuant to a Terms Agreement, BMOCM may, by written notice to the Company, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:
(i)    trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;
(ii)    trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;
(iii)    a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities;

(iv)    the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;
(v)    if the Company or the Subsidiary shall have sustained a loss material or substantial to the Company or the Subsidiary by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or
(vi)    if there shall have been a Material Adverse Change.
(c)    This Agreement shall remain in full force and effect until termination of this Agreement pursuant to subsection (a) or (b) above or otherwise by mutual written agreement of the parties, in each case except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of BMOCM, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(i)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination.
(d)    Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by BMOCM or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 1 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).
7.    Miscellaneous.
(a)    Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (i) if to the Company, at the office of the Company, Exicure, Inc., 2430 N. Halsted St., Chicago, Illinois 60614, Attention: Chief Executive Officer, email: [ ]@exicuretx.com, with electronic and mail copies to Cooley LLP, Attention: Marc Recht, email: [ ]@cooley.com, 500 Boylston Street, 14th Floor, Boston, Massachusetts [ ], or (ii) if to BMOCM, at the offices of BMO Capital Markets Corp., 3 Times Square,

New York, New York 10036, Attention: Equity Capital Markets desk, with a copy to the Legal Department (Fax: (212) 702-1205). Any such notice shall be effective only upon receipt. Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of BMOCM, electronic mail to any Authorized Company Representative).
(b)    No Third Party Beneficiaries. The Company acknowledges and agrees that BMOCM is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, BMOCM is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and BMOCM shall have no responsibility or liability to the Company with respect thereto. Any review by BMOCM of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of BMOCM and shall not be on behalf of the Company.
(c)    Survival of Representations and Warranties. All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of BMOCM or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.
(d)    Disclaimer of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and BMOCM, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, BMOCM owes no fiduciary duties to the Company or its securityholders, creditors, employees or any other party, (iii) BMOCM has not assumed nor will it assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether BMOCM or its affiliates has advised or is currently advising the Company on other matters) and BMOCM has no obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) BMOCM and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) BMOCM has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e)    Governing Law. THIS AGREEMENT AND EACH TERMS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.
(f)    Counterparts. This Agreement and each Terms Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Each party to this Agreement acknowledges that electronic signatures, whether digital or encrypted, of a party may be included in this Agreement and if so, are intended to authenticate this writing and to have the same force and effect as a manual signature. “Electronic signature” means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures.
(g)    Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Agreement or any Terms Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(h)    Waiver of Jury Trial. Each of the Company and BMOCM hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.
(i)    Titles and Subtitles. The titles of the sections and subsections of this Agreement and any Terms Agreement are for convenience and reference only and are not to be considered in construing this Agreement or such Terms Agreement.
(j)    Entire Agreement. Other than the terms set forth in each Transaction Notice delivered hereunder and each Terms Agreement executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any Terms Agreement may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by BMOCM and the Company.
[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and BMOCM.

Very truly yours,

EXICURE, INC.

		By:	/s/ David A. Giljohann
Name: David A. Giljohann, Ph.D.
Title: Chief Executive Officer

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Susanne Mulligan
Name: Susanne Mulligan
Title: Managing Director

SCHEDULE 1
AUTHORIZED COMPANY REPRESENTATIVES
David A. Giljohann, Ph.D. – Chief Executive Officer
Matthias Schroff – Chief Operating Officer

SCHEDULE 2
INFORMATION SUPPLIED BY BMOCM
(i) BMOCM’s name, and (ii) the statements set forth in the last sentence of the first paragraph, first sentence of the seventh paragraph and the eleventh paragraph under the caption “Plan of Distribution” in the ATM Prospectus.

738885210

SCHEDULE 3
ISSUER FREE WRITING PROSPECTUSES
None.

SCHEDULE 4
Commissions equal to up to 3.0% of the gross offering proceeds of the Shares sold pursuant to this Agreement.

SCHEDULE 5
SUBSIDIARIES

Name:	Jurisdiction of Organization:
Exicure Operating Company	Delaware

EXHIBIT A
[Company Letterhead]

[_______], 20[__]
BMO Capital Markets Corp.
3 Times Square
New York, New York 10036
VIA EMAIL
TRANSACTION NOTICE
Ladies and Gentlemen:
The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with BMOCM under, and pursuant to, that certain Equity Distribution Agreement between the Company and BMOCM, dated December [●], 2020 (the “Agreement”). Please indicate your acceptance of the proposed terms below. Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:
Trading Day(s) on which Shares may be sold:    [_______], 20[__], [_______], 20[__] . . . [_______], 20[__]
Maximum number of Shares
to be sold in the aggregate:                [_______]
Maximum number of shares
to be sold on each Trading Day:            [_______]
Floor Price:                        $[__.__]
[Remainder of Page Intentionally Blank]

1

Very truly yours,

EXICURE, INC.

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

2

EXHIBIT B
EXICURE, INC.
Common Stock
TERMS AGREEMENT
[_______], 20[__]

BMO Capital Markets Corp.
3 Times Square
New York, New York 10036

Ladies and Gentlemen:
Exicure, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, in Schedule hereto and in the Equity Distribution Agreement, dated December [●], 2020 (the “Equity Distribution Agreement”), between the Company and BMO Capital Markets Corp. (“BMOCM”), to issue and sell to BMOCM [_______] shares of the Company’s common stock, par value $0.0001 per share (the “Purchased Shares”)[, and, solely for the purpose of covering over-allotments, to grant to BMOCM the option to purchase an additional [_______] shares of such common stock (the “Additional Shares”)]. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Equity Distribution Agreement.
[BMOCM shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares at the same purchase price per share to be paid by BMOCM to the Company for the Purchased Shares. This option may be exercised by BMOCM at any time (but not more than once) on or before the thirtieth day following the date of this Terms Agreement, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Shares.]
Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by BMOCM, as agent of the Company, of offers to purchase Shares in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.
1

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to BMOCM is now proposed to be filed with the Commission.
Subject to the terms and conditions set forth herein and in the Schedule attached hereto and subject to the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Company agrees to issue and sell to BMOCM, and BMOCM agrees to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in the Schedule hereto.
[Remainder of Page Intentionally Blank]

2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between BMOCM and the Company.
EXICURE, INC.

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

3

Schedule to Terms Agreement
[Price to Public:
    $[__.__] per share]

Purchase Price by BMOCM:
    $[__.__] per share

Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:
[To BMOCM’s account, or the account of BMOCM’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:
    [_______], 20[__]

Closing Location:
    [_______]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):
•the officer’s certificate referred to in Section 4(c);

•the legal opinions referred to in Section 4(d) and (e);

•the “comfort letter” referred to in Section 4(f); and

•such other documents as BMOCM shall reasonably request.

[Indemnity:
    [_______]]

[Lockup:
    In addition to, and without limiting the generality of, the covenant set forth in Section 3(m) of the Equity Distribution Agreement, [________].]

4